Exhibit 24

DIRECTOR AND/OR OFFICER OF

SPRINT NEXTEL CORPORATION

REGISTRATION STATEMENT ON FORM S-3

POWER OF ATTORNEY

The undersigned director and/or officer of Sprint Nextel Corporation, a Kansas corporation (the “Company”), hereby constitutes and appoints Gary D. Forsee, Paul N. Saleh, Richard S. Lindahl, Leonard J. Kennedy and Greg D. Block, and each of them, with full power of substitution and resubstitution, as attorneys-in-fact or attorney-in-fact of the undersigned, for him or her and in his or her name, place and stead, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more registration statements on Form S-3 (the “Registration Statement”) relating to the registration of certain of the Company’s securities, with any and all amendments, supplements and exhibits thereto, including post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, or any other document with any state securities commission or other regulatory authority with respect to the securities covered by such Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done, hereby ratifying and approving the acts of said attorneys and each of them and any substitute or substitutes.

EXECUTED as of September 18, 2006.

/s/ Gary D. Forsee Gary D. Forsee President and Chief Executive Officer and Director (Principal Executive Officer)	/s/ Paul N. Saleh Paul N. Saleh Chief Financial Officer (Principal Financial Officer)

/s/ William G. Arendt William G. Arendt Senior Vice President and Controller (Principal Accounting Officer)	/s/ Timothy M. Donahue Timothy M. Donahue Chairman of the Board

/s/ Keith J. Bane Keith J. Bane Director	/s/ Gordon M. Bethune Gordon M. Bethune Director

/s/ Frank M. Drendel Frank M. Drendel Director	/s/ James H. Hance, Jr. James H. Hance, Jr. Director

/s/ V. Janet Hill V. Janet Hill Director	/s/ Irvine O. Hockaday, Jr. Irvine O. Hockaday, Jr. Director

/s/ William E. Kennard William E. Kennard Director	/s/ Linda Koch Lorimer Linda Koch Lorimer Director

/s/ William H. Swanson William H. Swanson Director